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                            SECOND AMENDMENT TO LEASE
                              (Parcel 2 and Lot 54)

       This Second Amendment to Lease ("Second Amendment") is made and entered into as of May 22, 1995 by and between Irish Leasing Corporation, a Texas corporation ("Landlord"), and Cisco Systems, Inc., a California corporation ("Tenant").

       WHEREAS, Landlord and Tenant have previously entered into that certain Ground Lease dated February 28, 1995, pursuant to which Landlord is leasing to Tenant those certain parcels of land located in San Jose, California as more particularly described on Exhibit A attached hereto (the "Premises"), which Ground Lease was amended by that certain First Amendment to Lease dated as of May 1, 1995, by and between Landlord and Tenant (the Ground Lease, as so amended, is referred to herein as the "Lease"); and

       WHEREAS, Landlord and Tenant now wish to further amend the terms of the Lease as more particularly described in this Second Amendment.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

       1. Amendment to Lease. The Landlord and Tenant hereby agree to amend the Lease as hereinafter set forth and as set forth in other sections of this Second Amendment.

       (a) Section 2.33 of the Lease is hereby amended to read in its entirety as follows:

           2.33 Permitted Exceptions. "Permitted Exceptions" shall mean the following: (1) the exceptions set forth in Exhibit B; (2) any exceptions created or caused by Tenant or to which Tenant consents in writing; (3) taxes and assessments not yet due and payable; (4) a deed of trust or mortgage which secures a New Loan authorized pursuant to the terms of
       Section 13.1(b); (5) the Tenant Deed of Trust; (6) all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way, and restrictive covenants and conditions affecting the Land unless any of the foregoing arise as a result of Landlord's actions or with Landlord's written consent (unless such actions taken or consent given by Landlord are requested in writing by Tenant pursuant to Sections 11.2, 20.1 or 20.2); (7) this Lease; (8) that certain Construction Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (With Assignment of Rents and Leases) (the "Construction Deed of Trust") dated as of even date herewith executed by Landlord, Tenant and Sumitomo Bank of New York Trust Company ("SBNYTC"), as Trustee under that certain Trust Agreement dated May 22, 1995 between Sumitomo Bank Leasing and Finance, Inc. and SBNYTC ("SB Trust") for the benefit of the Sumitomo Bank, Limited ("Sumitomo") and the Hongkong and Shanghai Banking Corporation Limited ("HKS"); (9) that certain Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases)(the "Second Deed of Trust") dated as of even date


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       herewith executed by Landlord and Tenant for the benefit of SB Trust;
       (10) that certain Absolute Assignment of Leases (the "HKS Assignment") dated as of even date herewith executed by Landlord, SB Trust, Cisco, HKS and Sumitomo; and (11) that certain Subordination Agreement (herein so called) dated as of even date herewith and executed by Sumitomo, HKS, SB Trust, Landlord and Tenant.

       (b) The last sentence of Section 5.5 of the Lease is hereby amended to read in its entirety as follows:

           The entire Security Deposit (other than amounts withheld against Base Rent due hereunder), plus any accrued and unpaid interest required to be paid thereon pursuant to this Lease, shall be returned to Tenant at the end of the Term; provided, however, that, notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation to return the Security Deposit to Tenant in the event of a foreclosure, deed in lieu of foreclosure, or other exercise of remedies by the beneficiaries or trustees under the Tenant Deed of Trust, the Construction Deed of Trust, the Second Deed of Trust, the HKS Assignment, or any other Mortgage on the Premises caused by Tenant to which Tenant consents in writing.

       (c) Section 20.5 of the Lease is hereby amended to read in its entirety as follows:

           20.5 Recourse Obligations. Landlord agrees that during the Term of this Lease, except for the SGA Loan, Landlord will not incur any indebtedness for borrowed money or any other material obligations to which the holder or obligee thereof has recourse against Landlord to satisfy the same without Tenant's prior written consent, which consent Tenant may withhold in its sole discretion.

       (d) Section 20.6 of the Lease is hereby amended to read in its entirety as follows:

           20.6 Default Under Authorized Loan. Landlord shall not, without Tenant's express prior written consent, default under any Authorized Loan, or any loan documents relating to such Authorized Loan, where such default is not caused, directly or indirectly by, or arising, directly or indirectly as a result of (a) a breach of any of Tenant's obligations under this Lease, under the Pledge Agreement securing the UBS Loan or under any documents relating to any Authorized Loan, or (b) the occurrence of a default or an Event of Default under the Construction Deed of Trust, the Second Deed of Trust or the HKS Assignment.

       2. Existence of Permitted Exceptions. Tenant hereby acknowledges that the existence of any Permitted Exception, and the exercise of any rights or remedies granted to any third party pursuant to any Permitted Exceptions shall not constitute a breach by Landlord under the terms of Section 20.3 or any other provision of the Lease.

       3. Quiet Enjoyment. The first sentence of Section 18.1 of the Lease is hereby amended by adding the following language at the end of such sentence:

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       "and subject to the rights of a Fee Mortgagee under the Construction Deed of Trust, and/or the Second Deed of Trust, the rights of the "Assignees" under the HKS Assignment, and the rights of any Fee Mortgagee under any Authorized Loan."

       4. Net Lease. The last sentence of Section 21.21 of the Lease is hereby to read in its entirety as follows:

       Tenant agrees to reimburse Landlord and/or SGA, within ten days following receipt of any written demand therefor, for all fees, accrued but unpaid interest, late charges, prepayment penalties, costs, expenses, indemnification obligations, and other amounts charged to Landlord and/or SGA by UBS, the holder of any Authorized Loan, the holders or beneficiaries of the Construction Deed of Trust and the Second Deed of Trust, and the "Assignees" under the HKS Assignment pursuant to the terms and conditions of the UBS Note, any Authorized Loan, the Construction Deed of Trust, the Second Deed of Trust, the HKS Assignment and the Subordination Agreement."

       5. Consent to Encumbrances. Tenant hereby consents to Landlord's execution, delivery and recording of the Construction Deed of Trust, the Second Deed of Trust, the HKS Assignment and the Subordination Agreement, and all documents, instruments and agreements executed in connection therewith by Landlord.

       6. Terms. All terms used in this Second Amendment with their initial letter capitalized which are specially defined in the Lease (as amended by this Second Amendment) shall have the same meanings in this Second Amendment as in the Lease (as amended by this Second Amendment).

       7. Continuing Obligations. Except as modified by this Second Amendment, the terms of the Lease remain in full force and effect. To the extent of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control.

       8. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

       IN WITNESS WHEREOF, the Landlord and Tenant have executed this Second Amendment as of the date first set forth above.


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                                                 IRISH LEASING CORPORATION,
                                                 a Texas corporation

                                                 By: /s/GREG ENGLAND
                                                    ----------------------------
                                                    Its: VICE PRESIDENT
                                                        ------------------------

                                                 CISCO SYSTEMS, INC.,
                                                 a California corporation

                                                 By: /s/LARRY R. CARTER
                                                    ----------------------------
                                                    Its:
                                                        ------------------------

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                                    EXHIBIT A

                               Description of Land

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Parcel 2, as shown on that certain Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on July 13, 1983, in Book 514 of Maps page(s) 47 and 48.

PARCEL TWO:

All of Lot 54 as shown upon that certain Map entitled, "Tract No. 7559", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on December 21, 1983 in Book 522 of Maps, at pages 49 and 50.

APN: 97-53-14 and 23


                                    EXHIBIT A